UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SYMMETRICOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMMETRICOM, INC.
2300 ORCHARD PARKWAY
SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 16, 2007

Annual Meeting

The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 16, 2007 at 10:00 a.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

At the meeting, stockholders will consider and vote upon the following proposals:

1.     ELECTION OF DIRECTORS.   To elect nominees for the Board of Directors of the Company.

2.     RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.   To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.     OTHER BUSINESS.   To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

The Board of Directors has fixed the close of business on October 15, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ WILLIAM SLATER
William Slater
Corporate Secretary

San Jose, California
Dated: October 16, 2007

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.
2300 ORCHARD PARKWAY
SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. on Friday, November 16, 2007, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to such stockholders on or about October 17, 2007.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect nominees for the Board, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Proxy/Voting Instruction Cards and Revocability of Proxies

When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on October 15, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 44,982,237 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management,” below.

Voting and Solicitation

Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal.

Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal. There are no statutory or contractual rights of appraisal or similar remedies available with any matter to be voted upon at the Annual Meeting.

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors, FOR ratification of the appointment of the designated independent registered public accounting firm, and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than May 31, 2008, in order to be considered for inclusion in the Company’s proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017. In accordance with our bylaws, proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company no later than the close of business 60 days nor earlier than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date). We currently anticipate that our 2008 Annual Meeting of Stockholders will be held on October 30, 2008.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

A Board of nine directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at nine. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s nine nominees named below, all of whom are presently directors of the Company. The nine nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson	54	2000	Chairman of the Board of Symmetricom, Inc., and Partner-in-Charge of the Silicon Valley office of Jones Day
Thomas W. Steipp	58	1998	Chief Executive Officer of Symmetricom, Inc.
Alfred Boschulte(1)(3)	65	2002	Chairman of Transwitch Corporation
James A. Chiddix(2)	62	2007	Director of OpenTV Corporation and Vyyo Inc.
Elizabeth A. Fetter(3)(2)	49	2002	Former President, Chief Executive Officer, and Director of Jacent Technologies
Robert M. Neumeister Jr.(3)	57	1998	Former Executive Vice President and Chief Financial Officer of Linux Networx, Inc.
Dr. Richard W. Oliver(1)(2)	61	1997	Chief Executive Officer of American Learning Solutions
Richard N. Snyder(2)	62	1999	Chairman and Chief Executive Officer of Forgent Networks, Inc.
Robert J. Stanzione(1)	59	2005	Chairman and Chief Executive Officer of ARRIS Group, Inc.

(1)          Member of the Nominating and Governance Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Audit Committee.

Mr. Clarkson is the partner-in-charge of the Silicon Valley office of Jones Day, an international law firm. Mr. Clarkson has been a partner with Jones Day since February 2003. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor.

Mr. Steipp has served as Chief Executive Officer of Symmetricom since December 1998. Mr. Steipp served as Chief Executive Officer and Chief Financial Officer of Symmetricom from December 1998 to

October 1999. Mr. Steipp served as President and Chief Operating Officer, Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998. Prior to joining Symmetricom, from February 1996 to February 1998, Mr. Steipp served as Vice President and General Manager of Broadband Data Networks, a division of Scientific-Atlanta, a transmission networks supplier.

Mr. Boschulte has been a member of the Company’s Board of Directors since October 2002. Mr. Boschulte was a Board member of Datum, Inc., which was acquired by the Company in October 2002. Mr. Boschulte is currently Chairman of Transwitch Corporation, a communications ASIC developer, a member of the Board of the New York Independent System Operator where he is Chair of the Audit and Compliance Committee, and Chairman of Probe Financial Associates. In addition, Mr. Boschulte was Chairman, Chief Executive Officer and President of Nynex Mobile Communications, a cellular telephone company, from 1989 to 1995 and Chairman and Chief Executive Officer of Independent Wireless One Corp., a wireless telecommunications service provider, from 1999 to 2001.

Mr. Chiddix joined as a director in April 2007. Mr. Chiddix was CEO and Chairman at OpenTV Corporation, a provider of convergent media solutions, between March 2004 and March 2007, and remains on its board. Prior to OpenTV, Mr. Chiddix served from July 2001 to January 2004 as President of Mystro TV, a division of Time Warner Inc. that developed an early server-based time-shifting service for cable subscribers. For the 15 preceding years, he was Chief Technology Officer at Time Warner Cable, where he was responsible for technology strategy, engineering, and research and development. Mr. Chiddix is also on the board of Vyyo, Inc., a manufacturer of extended-bandwidth cable TV transmission equipment.

Ms. Fetter was the President, Chief Executive Officer, and Director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry, from March 2007 until September 2007. Ms. Fetter has been a director of the Company since October 2002. She was a director of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. Ms. Fetter is currently a board member of Quantum Corporation, a data storage company, and Jacent Technologies. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a retail supply chain and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc. from March 2000 to April 2001, after serving as a director since January 2000. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc.

Mr. Neumeister was Executive Vice President and Chief Financial Officer of Linux Networx, Inc., a privately held company in the high performance computing industry, from April 2006 until May 2007. Mr. Neumeister previously served from December 2002 until October 2005 as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a NYSE listed company that was acquired in January 2006 by R.H. Donnelley. Mr. Neumeister has also served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company, from October 2001 to December 2002 and as Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company. From December 1998 to January 2000 Mr. Neumeister was Vice President, Finance and Director of Finance of Intel Corporation, a semiconductor manufacturer. Mr. Neumeister is currently a board member of SourceForge Inc. and Covad Communications Group, Inc.

Dr. Oliver has been Chief Executive Officer of American Learning Solutions, a provider of web-based graduate degree programs, since June 2000. Dr. Oliver is an Adjunct Professor of Management at the Owen Graduate School of Management at Vanderbilt University. Dr. Oliver is also a board member of one private company.

Mr. Snyder is currently Chairman and Chief Executive Officer of Forgent Networks, Inc., an intellectual property licensing and software company. Mr. Snyder has been Chairman of Forgent Networks since March 2000 and became Chief Executive Officer of Forgent Networks in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies.

Mr. Stanzione has been a member of the Company’s Board of Directors since May 2005. Mr. Stanzione is Chairman and Chief Executive Officer of ARRIS Group, Inc., a communications technology company. Prior to his service at ARRIS Group, he was President, Chief Operating Officer and a Director of ANTEC, Inc., a manufacturer of Cable TV networking equipment. Prior to joining ANTEC he was the President and Chief Executive Officer of ARRIS Interactive, a Nortel Networks/ANTEC joint venture. From 1969 to 1995, Mr. Stanzione held a range of senior management positions with AT&T. Mr. Stanzione is currently a board member of the National Cable & Telecommunications Association (NCTA) and the Georgia Cystic Fibrosis Foundation.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Governance Committee, a Compensation Committee, and a Stock Option Committee. During fiscal 2007, the number of Board, Audit Committee, Nominating and Governance Committee, and Compensation Committee meetings held were as follows:

		Conference
Board/Committee	Meetings	Calls	Total
Board	5	2	7
Audit	4	5	9
Compensation	5	0	5
Nominating and Governance	3	0	3

The Stock Option Committee meets periodically as necessary.

Each of the Company’s present directors, except Mr. Chiddix who joined in April 2007, attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during the 2007 fiscal year. Mr. Chiddix attended all the meetings of the Board and the committee on which he serves since joining the Board. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement.

The Board has determined that all of the members of the Board, other than Mr. Steipp, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Mr. Steipp is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is attached to this proxy statement as Appendix A, and posted in the Investor Relations section of our website at http://www.symmetricom.com. During the 2007 fiscal year, the Audit Committee was composed of three (3) non-employee directors, Mr. Neumeister, Mr.Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board has further determined that Mr. Neumeister is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee oversees the Company’s compensation philosophy, determines executive officers’ and directors’ salaries and incentive compensation, awards stock options to executive officers and employees under the Company’s stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the 2007 fiscal year, the Compensation Committee was composed of four (4) non-employee directors, Ms. Fetter, Mr. Chiddix, Dr. Oliver and Mr. Snyder. Ms. Fetter served as Chair. Mr. Chiddix joined the Committee on May 4, 2007. All of the members of Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Stock Option Committee

The Board has also created a Stock Option Committee of the Board, consisting solely of director Thomas Steipp, and vested in such Stock Option Committee the authority solely to grant equity awards to newly hired employees consistent with guidelines adopted by the Compensation Committee and specifically excluding any personnel who are intended to be Section 16 officers or otherwise directly report to the Chief Executive Officer.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. The Nominating and Governance Committee is composed of three (3) non-employee directors, Dr. Oliver, Mr. Boschulte and Mr. Stanzione. Dr. Oliver serves as Chair. All of the members of the Nominating and Governance Committee are “independent” as defined in the Nasdaq Marketplace Rules.

To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. If a recommendation had been received, that recommendation would have been considered. The Governance Committee plans to consider adopting and publishing a formal policy on stockholder recommendations for director nominees.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•       personal and professional integrity, ethics and values;

•       experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•       experience in the Company’s industry and with relevant social policy concerns;

•       experience as a board member of another publicly held company;

•       academic expertise in an area of the Company’s operations; and

•       practical and mature business judgment.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Committee will identify the desired skills and experience of a new nominee as outlined above. Since 2006, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017. All communications received are reported to the Board or the individual directors, as appropriate.

Code of Ethics

The Board has also adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the latest copy of the Code of Ethics, as well as the charters of the Audit Committee, Stock Option and Compensation Committee and Nominating and Governance Committee of the Board in the Investor Relations section of our website at http://www.symmetricom.com.

Director Compensation

At a meeting held on August 4, 2006, the Board of Directors approved certain changes to the compensation program for non-employee directors. Effective July 3, 2006, each non-employee director receives an annual retainer of $35,000, with the Chairman of the Board receiving an incremental $15,000, the Chairs of the Audit Committee and Compensation Committee receiving an incremental $10,000 and the Chair of the Nominating and Governance Committee receiving an incremental $5,000. With respect to committee meetings attended by non-employee committee members, the Board approved the fees of $1,000 per meeting attended in person and $500 per meeting attended by telephone. No fees are paid for Board meetings.

Under the 2006 Incentive Award Plan, each non-employee director receives an annual non-statutory stock option grant to purchase 7,500 shares of our common stock and a grant of 3,750 shares of restricted stock, each with 100% vesting at the end of one year or upon the occurrence of a change of control. In addition, upon joining the Board, each non-employee director receives a one-time grant of a non-statutory stock option to purchase 20,000 shares of our Common stock.

The Company sponsors a deferred compensation plan under which directors and key employees may elect to defer a portion of their current compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan’s participants. To date, the Company has not made any such discretionary contributions.

The following table shows compensation information for the Company’s current non-employee directors for fiscal 2007.

Director Compensation For Fiscal 2007

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Change in Nonqualified Deferred Compensation Earnings ($)	Total ($)
Alfred Boschulte	2007	43,000	17,103	45,063	—	105,167
James Chiddix(5)	2007	8,750	—	8,042	—	16,792
Robert T. Clarkson	2007	50,000	17,103	45,063	—	112,167
Elizabeth A. Fetter	2007	56,500	17,103	45,063	16,399	135,066
Robert M. Neumeister	2007	51,500	17,103	45,063	—	113,667
Dr. Richard W. Oliver	2007	47,500	17,103	45,063	—	109,667
Richard N. Snyder	2007	38,000	17,103	45,063	—	100,167
Robert J. Stanzione	2007	38,000	17,103	53,556	—	108,659

(1)          Amounts shown in this column reflect the accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2007 for the fair value of restricted stock granted to the directors in accordance with Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Restricted stock awards were not granted to non-employee directors prior to fiscal 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of our non-employee directors during fiscal 2007. For additional information, refer to Note 14 of our financial statements in the Form 10-K for the year ended July 1, 2007, as filed with the SEC.

(2)          On January 3, 2007, each non-employee member of the Board (excluding Mr. Chiddix who joined the Board in April 2007) was granted 3,750 stock awards with a one year vesting period and a grant date fair value of $34,875.

(3)          Amounts shown in this column reflect the accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2007 for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 14 of our financial statements in the Form 10-K for the year ended July 1, 2007, as filed with the SEC.

(4)          On January 3, 2007, each non-employee member of the Board (excluding Mr. Chiddix who joined the Board in April 2007) was granted 7,500 option awards with a one year vesting period and a grant date fair value of $22,447.

(5)          Upon joining the Board in April 2007, Mr. Chiddix received an option for 20,000 shares with a 3 year vesting period (25% each of the first two years and 50% the third year) and a grant date fair value of $64,238.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company’s independent registered public accounting firm for the 2008 fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by Deloitte for the following services during fiscal 2007 and 2006:

Description of Services	2007 Fees	2006 Fees
Audit fees(1)	$1,377,000	$1,292,595
Audit-related fees(2)	—	10,500
Tax fees(3)	—	1,300
All other fees	—	—
Total	$1,377,000	$1,304,395

(1)          Audit Fees:   represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, or for services that are normally provided in connection with statutory and regulatory filings or engagements. During fiscal 2007 and 2006, Deloitte’s employees provided all of the hours expended on our audit by Deloitte. In the totals we included expenses related to Sarbanes-Oxley compliance.

(2)          Audit-Related Fees:   represents the aggregate fees billed or to be billed for assurance and related services, that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees. All of these services for fiscal 2007 and 2006 were approved by the Audit Committee in accordance with the pre-approval policies described below.

(3)          Tax Fees:   represents the aggregate fees billed or to be billed for professional services rendered for tax compliance for our subsidiaries. All of these services for fiscal 2007 and 2006 were approved by the Audit Committee in accordance with the pre-approval policies described below.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the rules of the Securities and Exchange Commission (the “SEC”) on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte, the appointment of independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2008 FISCAL YEAR.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes its executive officers, directors and more than 10% stockholders complied with all applicable filing requirements.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of August 31, 2007 by:

•       all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•       each of the officers named in the Summary Compensation Table (the “Named Executive Officers”),

•       each director, and

•       all directors and executive officers as a group.

A total of 45,547,558 shares of the Company’s common stock were outstanding as of August 31, 2007. The share numbers reflected in the following table include shares and options to purchase shares that are exercisable within 60 days as of August 31, 2007. Unless otherwise indicated below, the address of each beneficial owner is c/o Symmetricom, Inc., 2300 Orchard Parkway, San Jose, California 95131-1017.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
ICM Asset Management, Inc. and James M. Simmons(1)	4,306,430	9.45%
601 W. Main Avenue, Suite 600
Spokane, WA 99201
Dimensional Fund Advisors Inc.	2,829,832	6.21%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401
Barclays Global Investors	2,340,937	5.14%
45 Fremont St., 17th Floor
San Francisco, CA 94105

Options to purchase shares that are exercisable within 60 days of August 31, 2007 are considered outstanding and beneficially owned by the person holding the options for purposes of computing the percentage ownership of that person but are not treated as outstanding for purposes of computing the percentage ownership of any person.

Thomas W. Steipp(2)	1,201,977	2.64%
William Slater(3)	280,737	*
Bruce Bromage(4)	201,059	*
Nancy J. Shemwell(5)	174,703	*
Robert T. Clarkson(6)	111,250	*
Richard N. Snyder(7)	81,250	*
Richard W. Oliver(8)	69,100	*
Robert M. Neumeister Jr.(9)	63,750	*
Elizabeth A. Fetter(10)	60,761	*
David Cox(11)	49,250	*
Robert J. Stanzione(12)	15,395	*
Alfred Boschulte(13)	11,250	*
All current directors and executive officers as a group (12 persons)	2,320,482	5.09%

*                    Less than one percent (1%)

(1)          Based solely on Schedule 13G filed with the SEC by ICM Asset Management, Inc. (CWAM). ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company’s common stock. James M. Simmons is the Chief Executive Officer and controlling shareholder of ICM Asset Management, Inc. No individual client’s holdings of shares of the Company’s common stock are more than 5% of the outstanding shares of the Company’s common stock.

(2)          Includes 542,467 shares subject to options exercisable within 60 days of August 31, 2007.

(3)          Includes 163,156 shares subject to options exercisable within 60 days of August 31, 2007.

(4)          Includes 153,750 shares subject to options exercisable within 60 days of August 31, 2007.

(5)          Includes 133,750 shares subject to options exercisable within 60 days of August 31, 2007. Ms. Shemwell’s employment with the Company terminated effective October 12, 2007.

(6)          Includes 62,500 shares subject to options exercisable within 60 days of August 31, 2007.

(7)          Includes 77,500 shares subject to options exercisable within 60 days of August 31, 2007.

(8)          Includes 60,000 shares subject to options exercisable within 60 days of August 31, 2007.

(9)          Includes 60,000 shares subject to options exercisable within 60 days of August 31, 2007.

(10) Includes 57,011 shares subject to options exercisable within 60 days of August 31, 2007.

(11) Includes 31,250 shares subject to options exercisable within 60 days of August 31, 2007.

(12) Includes 11,645 shares subject to options exercisable within 60 days of August 31, 2007.

(13) Includes 7,500 shares subject to options exercisable within 60 days of August 31, 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Symmetricom’s Compensation Discussion and Analysis addresses the following topics with respect to Named Executive Officer (NEO) compensation processes and decisions:

•       Governance of Executive Officer Compensation Programs

•        Members and Role of the Compensation Committee

•        Executive Officer Performance and Compensation Evaluation Processes

•       Executive Compensation Philosophy and Framework

•        Compensation Objectives

•        Target Pay Position/Mix of Pay

•        Compensation Benchmarking

•       Evaluation of Fiscal Year 2007 Executive Officer Compensation

•        Base Salary

•        Bonus

•        Equity

•        Benefits/Perquisites

•        Post-employment Obligations

•        Reasonableness of Compensation

•       Other Considerations

•        Equity Practices

•        Tax Considerations

Governance of Executive Officer Compensation Program

Role of the Compensation Committee

Symmetricom’s Board of Directors’ Compensation Committee (the “Committee”) is responsible for the formulation, review and modification of the compensation of the company’s officers, as well as oversight for the company’s compensation philosophy.

The Committee has the following responsibilities:

•       Review and approve corporate goals and objectives relevant to the CEO’s and other officers’ compensation;

•       Evaluate the performance of the CEO and other officers in light of these criteria and, based on such evaluation, review and approve the annual salary, bonus, stock options, restricted stock grants and other benefits, direct and indirect, of the CEO and other officers;

•       Review and make recommendations to the Board of Directors with respect to the company’s incentive compensation and equity-based plans;

•       Review and approve all equity compensation plans of the company that are not otherwise subject to the approval of the company’s stockholders; and

•       Review succession planning for the CEO and other officers.

The Committee’s authority, duties and responsibilities are further detailed in its charter. The charter is reviewed annually and if warranted, is revised. The charter was last revised in May 2007 and is available in the Investor Relations section of our website at http://www.symmetricom.com.

During the fiscal year ended June 30, 2007, the Committee was comprised of Elizabeth A. Fetter, Richard W. Oliver, Richard N. Snyder and James Chiddix who joined the Committee in May 2007. Ms. Fetter is the Chair of the Committee. All Compensation Committee directors meet all governing criteria for establishing independence, including those of the Nasdaq Stock Market, Section 162(m) of the Internal Revenue Code of 1986 and Section 16 of the Securities Exchange Act of 1934.

Process for Evaluating Executive Officer Performance and Compensation

As a part of its review and establishment of the performance criteria and compensation of officers of the company, the Committee meets at least twice each year for scheduled, in-person meetings. It also meets at least annually with the CEO, and with the Company’s principal Human Resources executive and other corporate officers as it deems appropriate. During the fiscal year ended July 1, 2007, the Committee met a total of five times.

The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. During fiscal 2007, the Committee engaged Towers Perrin, an independent consulting company, to provide advice and information relating to executive and director compensation. Towers Perrin assisted the Committee in peer group development, executive officer benchmarking, and advising on cash-based incentives and equity program design. Towers Perrin reports directly to the Committee and does not provide any additional services to management. In addition, the Committee engaged Compensia, a management consulting firm to provide assistance in preparing this portion of the proxy statement.

Executive Compensation Philosophy and Framework

Compensation Objectives

Symmetricom’s compensation programs are designed to attract, retain and motivate the executives critical to driving company success and stockholder value. The company’s compensation philosophy is to deliver market competitive compensation that ensures executives and other employees share in the company’s success. Symmetricom’s executive compensation programs have three primary objectives:

1.                Attract, retain and motivate highly skilled executives who will create and sustain stockholder value.

2.                Create and support a strong pay-for-performance culture that provides compensation commensurate with performance.

3.                Align the interests of the executive officers with the long-term interests of the company’s stockholders.

Target Pay Position/Mix of Pay

Symmetricom’s compensation programs are comprised of a combination of base salary to attract key talent, annual pay-for-performance cash bonus payments to promote exceptional annual corporate performance, and long-term equity grants to link executives’ interests with the long-term stockholder value creation. Each of these components is discussed in greater detail below under “Executive Officer Compensation Decisions.” The Committee examines compensation practices of the company’s peer group, and creates a highly leveraged, variable compensation opportunity for officers tied to company performance; this approach supports the pay-for-performance culture, and in turn, the creation of stockholder value. Symmetricom’s strong emphasis on performance-based, “at-risk” compensation ensures that executives receive target or above-target compensation only to the extent that company performance has been achieved.

Pay for executive positions across base salary, bonus and equity compensation is targeted at the 75th percentile, which the Committee believes is critical for continuing to attract and retain key talent in an increasingly challenging labor market. Symmetricom targets pay to provide competitive compensation relative to performance, which ensures executives receive above-market pay for delivering above average market performance, but are at risk for receiving below-market pay for below average market performance.

In order to ensure an appropriate pay-for-performance alignment, the Committee will approve, where warranted, compensation levels for officers above and below the target pay position, based on experience, time in position, and individual and company performance.

Compensation Benchmarking

The Committee examines the compensation practices of a peer group to assess the competitiveness of executive officer compensation practices and levels. The fiscal 2007 peer group of 18 companies that was selected by the Committee included primarily high-technology companies that were similar in business model, and represented business and labor market competitors. The practices of the fiscal 2007 peers are the primary benchmark used when considering the competitiveness of officer compensation levels.

The peer group companies were:

• Carrier Access	• Mercury Computer Systems
• Cohu, Inc.	• MRV Communications, Inc.
• Comtech Telecommunications Corp.	• Newport Networks
• Credence Systems	• Powerwave Technologies, Inc.
• Ditech Networks, Inc.	• Redback Networks, Inc.*
• Finisar Company	• Harris Stratex Networks
• FEI Company	• Tekelec
• Harmonic Inc.	• ViaSat
• Keithley Instruments, Inc.	• Westell Technologies, Inc.

*                    Redback Networks, Inc. was acquired during the first six months of 2007.

This peer group had the following characteristics as of July 2007:

		Last Fiscal Year Revenue		Market Capitalization
	Industry Sector	Range	Median	Range	Median
Peer Group	High-tech	$75.4M – $716.9M	$356.5M	$108.5M – 682.0M	$342.3M
Symmetricom	High-tech	$208.0M		$325.2M

The Committee regularly reviews peer companies for relevance and also reviews, on at least an annual basis, the executive pay practices of these peer companies. Data on these companies come from surveys conducted by nationally recognized and accepted compensation survey provider, Towers Perrin. The information contained in these surveys is considered when making recommendations for each element of compensation.

Executive Officer Compensation Decisions

Base Salary

Base salaries serve primarily to provide non-variable compensation at competitive levels, allowing Symmetricom to attract the high-caliber executive talent. Base salary is determined by a number of factors, including:

•       Role and level of responsibility;

•       The executive’s expertise and experience; and

•       Labor competition dynamics.

The Committee annually reviews named executive officer base salaries and annual increases, if any, are determined based on a number of factors, including:

•       Achievement of financial and strategic goals, as well as individual performance, including managerial effectiveness, teamwork and customer satisfaction;

•       The individual’s current base salary relative to market position;

•       Individual and company performance during the period;

•       Expected future contribution of individual to the company;

•       Internal pay equity; and

•       Labor market dynamics.

The CEO presented his recommendations for the executive officers (except himself), including NEOs to the Committee in August 2006, based on the factors set forth above. The salaries proposed represented an average increase of 8.1 percent over fiscal year 2006 salary levels for the NEOs (excluding the CEO). The Committee reviewed the CEO’s recommendation, and approved base salary actions as noted in the table below.

The Committee meets without the CEO present to evaluate his performance and determine any base salary increase. For the CEO’s base salary, the Committee reviews competitive analyses developed by Towers Perrin, and makes base salary adjustments that were approved in August 2006. For fiscal 2007, the Committee set the CEO’s salary at $475,000, which approximates the 75th percentile of our peer group, and is an increase of zero percent from his salary for the previous fiscal year. Salary increases for all executives were effective July 3, 2006.

Salary increase actions for Symmetricom’s NEOs were as follows:

Executive	Base Salary	Percent Increase	Peer Group (percentile)
Thomas Steipp, Chief Executive Officer	$475,000	0%	75th
William Slater, Executive Vice President/Chief Financial Officer	$320,000	8.5%	77th
Bruce Bromage, Executive Vice President/General Manager Timing, Test and Measurement Division	$275,000	3.8%	72nd
Nancy Shemwell,* Executive Vice President Sales & Support	$275,000	14.6%	72nd
David Cox,** Executive Vice President/General Manager QoE Assurance Division	$250,000	25.0%	65th

*                    Nancy Shemwell’s employment with Symmetricom terminated effective October 12, 2007.

**             David Cox was promoted in October 2006.

In August 2007, the CEO presented his salary increase recommendations for the executive officers (including NEOs but excluding himself) to the Committee. These recommendations were based on two factors. 1) The Towers Perrin’s Executive Compensation review and report presented to the Committee in July 2007, and 2) the individual performance of each NEO during the fiscal year 2007. The salaries proposed represented an average increase of 2.9 percent over fiscal year 2007 salary levels (excluding the CEO). The Committee reviewed the CEO’s recommendations, and approved base salary actions effective July 9, 2007, as noted in the table below.

Executive	Base Salary	Percent Increase	Peer Group (percentile)
Thomas Steipp, Chief Executive Officer	$500,000	5.3%	73rd
William Slater, Executive Vice President/Chief Financial Officer	$320,000	0.0%	78th
Bruce Bromage, Executive Vice President/General Manager Timing, Test and Measurement Division	$290,000	5.5%	73rd
Nancy Shemwell, Executive Vice President Sales & Support	$275,000	0.0%	50th
David Cox, Executive Vice President/General Manager QoE Assurance Division	$265,000	6.0%	78th

Bonus

Symmetricom’s Incentive Compensation Program (ICP) provides annual cash bonuses to the CEO and other NEOs. As part of the annual bonus process, the Committee reviewed and approved the ICP for fiscal 2007 at the beginning of the fiscal year. The plan was based on predetermined targets for the fiscal year’s revenue and operating income, and on individual performance goals. Both financial goals were set at a level requiring strong performance. The bonus payout to each eligible plan participant was dependent upon the individual’s performance against the company’s financial goals and individual personal goals. Bonus payments were calculated based on pre-established bonus percentage rates and base salary.

The Committee believes that such variable compensation, which is explicitly linked to performance, promotes long-term stockholder value. Target bonus opportunities for performance during fiscal 2007 were set at 75 percent of base salary for the CEO, 65 percent of base salary for Ms. Shemwell, and 50 percent of base salary for the other NEOs. Bonuses can be as low as zero percent and as high as 127.5 percent of base salary.

The ICP provides for semi-annual payouts, with an assessment against financial objectives completed at the end of the fiscal half-year, and an overall assessment of the ICP components at the end of the fiscal year. The half-year payout is capped based on position and is paid in February 2007. At the end of the fiscal year, first half payments are deducted from year-end calculations. First half payments are based solely on year to date financial results. Year-end payments are based on financial results as well as individual goals. The split between financial and personal goals varies based on position. For the CEO, the fiscal 2007 split was 70% financial and 30% individual goals. For other NEOs the fiscal 2007 split was 80% financial and 20% individual goals.

The payout range for revenue and operating income (pre-tax performance) spans from zero to 100 percent for the first half payout schedule, and zero to 200 percent for the full year payout schedule. The funding range for individual goals is zero to 100 percent. The following table details the levels required to obtain 50 percent, 100 percent and 200 percent of funding for revenue and operating/pre-tax income. Bonus funding for performance between these levels are calculated on a pro-rata basis.

Revenue		Operating Income/Pre-tax
Performance Against Plan	Bonus Funding	Performance Against Plan	Bonus Funding
≤85%	0%	≤49%	0%
86%	50%	50%	50%
96%	100%	96%	100%
125%	200%	150%	200%

At the beginning of each year, the Committee approves specific financial and personal performance goals for the upcoming year for purposes of its bonus plan. At the end of the year, performance is assessed against these goals. The fiscal 2007 corporate and division strategic objectives were approved in August 2006, and included revenue and operating profit. Depending upon the NEO, personal goals included process and quality improvement, product development, market penetration and employee development goals.

The process for determining bonus payouts begins with the CEO’s performance assessment and bonus recommendations for NEOs (except himself). The CEO presents his recommendations for bonus payments to executive officers to the Committee. The Committee then reviews these recommendations, and approves or makes different determinations. At the same time, the Committee determines incentive compensation for the CEO, based upon performance against goals.

In February 2007, and August 2007, the Board approved the following bonus payments for the first and second half of fiscal 2007:

Named Executive Officer	Annual Target Percent of Base Salary	1H07 Actual Bonus Percent	1H07 Bonus Payable ($)		FY07 Actual Bonus Percent	2H07 Bonus Payable ($)
Thomas Steipp	75%	21%	$74,813		112%	$325,187
William Slater	50%	24%	$38,400		106%	$131,200
Bruce Bromage	50%	24%	$33,000		121%	$133,400
Nancy Shemwell	65%	24%	$42,900		106%	$143,000
David Cox	50%	26%	$22,600	*	106%	$90,500	*

*                    David Cox bonus payments were prorated based on the time in two positions

The approved bonus payments resulted in total cash compensation between the 65th and 75th percentiles. Bonus payouts were made in February 2007 and August and September 2007.

In September 2007, the Committee approved the fiscal year 2008 corporate and division financial and strategic goals linked to the respective Incentive Compensation Plan. Symmetricom executives including the CEO and NEOs will be measured against these pre-established financial and strategic goals in February and July 2008. For fiscal 2008, the split of 70% financial and 30% individual goals will apply to the Thomas Steipp, William Slater and Bruce Bromage. The split of 70% financial and 30% individual goals similarly applied to Nancy Shemwell. As previously disclosed, Ms. Shemwell’s employment with Symmetricom terminated effective October 12, 2007. [In accordance with the executive severance benefits agreement between Symmetricom and Ms. Shemwell, Ms. Shemwell will receive her target annual bonus for 2008. Please refer to the section titled “Change of Control Agreements with William Slater, Nancy J. Shemwell, Bruce K. Bromage, and David Cox” for a description of this agreement.] The split for David Cox will be 60% financial and 40% strategic division milestones.

Equity Compensation

Symmetricom’s equity compensation plans provide for the granting of stock options and restricted stock to the company’s officers and other employees. Equity compensation serves a critical role in Symmetricom’s pay-for-performance culture and is a key link between executive interests and long-term interests of the company’s stockholders. The size of stock option and restricted stock awards is based primarily on the individual’s performance and his or her responsibilities and position with the company, as well as on his or her current outstanding vested and unvested options and restricted stock. The equity compensation plan is designed to motivate executives to deliver business results that drive share price; executives and employees receive value compensation from equity grants only to the extent that the stock price increases.

The company is mindful of our stockholder concerns regarding stock usage and dilution. As a result, Symmetricom targets a 2.5 percent net “annual” burn rate (excluding special events, such as acquisitions). Our issuance of stock-based awards during fiscal 2007 (excluding two acquisitions) resulted in an annual net burn rate of 3.0 percent, which is within that of ISS’s recommended range of 2.3-3.9 for Russell 3000 Telecommunication Industry companies. Our issuance of stock-based awards in connection with two acquisitions resulted in an additional 1.5 percent annual burn rate.

On August 11, 2006, Symmetricom awarded NEOs both stock options and restricted stock. Equity awards are budgeted annually on an option equivalent basis and allocated between options and restricted stock on a 2:1 ratio. The stock options were awarded at a price of $6.88 per share and the restricted stock (full-value shares) were awarded at zero ($0.00) cost to the NEOs. Both grants vest over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period.

In October 2006, in connection with the promotion of David Cox to Executive Vice President and General Manager QoE Assurance Division, the Committee approved the grant of an option to purchase 50,000 shares of the company’s common stock to Mr. Cox at a price of $8.46. This option vests over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period.

Symmetricom believes that its executive officers should own and hold common stock of the company to further align their interests and actions with the interests of stockholders. Executive officers are expected to own and hold 50 percent of the number of shares that constitute their target annual grant of stock options or other equity awards. Stock ownership levels should be achieved by each officer within five years of the adoption of these guidelines in August, 2006, or five years of first appointment as such an officer. Until the guideline is achieved, each such officer is encouraged to retain at least 10 percent of net shares obtained through the company’s stock incentive plans.

Stock that counts toward the satisfaction of these guidelines include: shares of common stock owned outright by the officer or his or her immediate family members who share the same household; restricted stock where the restrictions have lapsed; shares acquired upon stock option exercise; and shares purchased in the open market in compliance with the law and the company’s trading policies. Failure to comply with these guidelines will result in executives’ ineligibility for any additional stock options or restricted stock grants until they are in compliance.

Benefits and Perquisites

As is the case with most employees, Symmetricom NEOs are provided with health (medical, dental and vision) insurance and life insurance, the opportunity to participate in Symmetricom’s 401(k) plan and the opportunity to participate in the Symmetricom Deferred Compensation Plan. Symmetricom NEOs are exempt from monthly employee contributions for health and welfare benefits.

Executive Medical Coverage

Symmetricom NEOs along with other executives receive additional medical coverage at no cost to the executive through the Executive Medical Plan. This plan covers out of pocket expenses not covered under the broad based Aetna Medical Plan.

Deferred Compensation Plan

Symmetricom maintains a non-qualified deferred compensation plan, the Symmetricom, Inc. Deferred Compensation Plan, or the Plan, which allows eligible employees, including executive officers and members of Symmetricom’s Board of Directors, to voluntarily defer receipt of a portion of salary on a pre-tax basis up to a maximum of 100% of salary and bonus until the date or dates elected by the participant, thereby allowing the participating employee to defer taxation on such amounts. The Plan is offered to certain highly compensated employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan.

The Plan itself is “unfunded”. Symmetricom has chosen to informally finance the Plan with one or more assets. These assets are held in a special trust at Prudential Bank and Trust Company in the name of the company. Participants do not own the assets. In exchange for deferring compensation a participant is presented with a menu of investment options which can be used to allocate their account as they deem appropriate. These selection or reference accounts are then used to track the value of the participant’s benefit. The participant’s account balance and the Plan liability to Symmetricom, Inc. are dictated by the contributions made to the Plan and the market value fluctuations of the reference accounts selected by the participant.

Symmetricom offers eligible participants an array of investment options as reference funds. The company invests in the same options, in the same amounts and allocations as the reference funds selected by Plan participants. The intent is that these investment choices will be used as a source to pay liabilities of the Plan as they come due. Symmetricom has selected an array of mutual funds to informally fund the contributions made to the Plan. The mutual fund investments are held in a special “Grantor Trust” (sometimes referred to as a “Rabbi Trust”) as a company asset. The trustee of the Plan is Prudential Bank and Trust Company.

Post Employment Obligations

In order to recruit Mr. Steipp to be CEO of the Company in 1998, he was offered certain severance payments if his employment were involuntarily terminated, including salary and bonus payments, health benefits and the acceleration of some or all of his equity awards as described under the section entitled “Employment Contracts, Termination of Employment and Change-In-Control Arrangements”, with differing benefits if the termination occurred in connection with a change of control. Mr. Steipp’s equity awards would fully accelerate on a change of control on a double-trigger basis, meaning that Mr. Steipp must suffer an involuntary termination of employment before the acceleration becomes effective. In August 2007 Mr. Steipp’s change of control acceleration benefit was amended to provide that the termination event must occur within 12 months of the change of control event in place of the 24-month period previously included in the agreement. The company believes that its agreement with Mr. Steipp was necessary initially in order to induce Mr. Steipp to leave his former employer, and in order to retain his services and that the size of the severance package is appropriate for an executive of his caliber and for a company of our size. The double trigger period was shortened in August 2007 to twelve months as the Committee considered such period of time to be more standard for arrangements with chief executive officers.

In order to retain the services of Messrs. Bromage, Slater and Cox and Ms. Shemwell, the Company entered into an agreement with each of them which provides for certain severance payments if their employment is involuntarily terminated including salary and bonus payments, health benefits and the acceleration of certain equity awards as described under the section entitled “Employment Contracts, Termination of Employment and Change-In-Control Arrangements.” The Company believes that these agreements were necessary in order to retain these executives and that the size of the severance packages is appropriate for executives of their caliber and for a company of our size. As previously disclosed, Ms. Shemwell’s employment with the Company terminated effective October 12, 2007.

Please refer to the section “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” for a description of these agreements.

Reasonableness of Compensation

Based on Symmetricom’s compensation objectives, management and the Committee believe that officer compensation is reasonable and appropriate. The Committee believes Symmetricom is achieving its compensation objectives and has created a strong pay-for-performance culture.

Other Considerations

Equity Grant Practices

The Committee approves all equity grants to our executive officers and other employees, except for non-executive, new hire grants. Our practice is to approve annual equity grants to executive officers at the August Committee meeting, with grants effective on the later of that date, or, if applicable, two days after the release of fiscal year earnings. Grants must be made subject to an annual equity pool approved by the Board, which for fiscal 2007 was approximately two million shares. Management is required to provide quarterly tracking updates to the Committee regarding equity usage. The company does not have any program, plan or practice to time the grant of equity-based awards to our executives in coordination with the release of material non-public information. All equity grants to executives are made under the company’s stock plans approved by the stockholders. The per share exercise price of stock options cannot be less than the closing sale price of the company’s common stock on the NASDAQ Stock Market on the grant date.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to the CEO and the four most highly compensated other executive officers. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” compensation within the meaning of the Code does not count toward the $1 million limit. Though currently non-taxpaying, and as such with no 162(m) tax liabilities, to the extent consistent with its overall compensation practices and philosophy and where it is legally entitled to do so, Symmetricom intends to structure compensation arrangements in the future to maximize the deductibility of compensation under 162(m).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 1, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

By the Members of the Compensation Committee
Elizabeth A. Fetter, Chair
James A. Chiddix*
Richard W. Oliver
Richard N. Snyder

*                    Mr. Chiddix joined the Compensation Committee on May 4, 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently composed of non-employee directors Elizabeth A. Fetter, Chair, James A. Chiddix, Dr. Richard W. Oliver and Richard N. Snyder. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

Summary Compensation

The following table shows compensation information for fiscal 2007 for the named executive officers.

Summary Compensation Table For Fiscal 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Thomas W. Steipp (4)	2007	475,000	—	244,994	480,810	400,000	28,664	16,101	1,645,569
William Slater	2007	320,000	—	142,865	226,740	169,600	40,806	4,400	904,411
Bruce Bromage	2007	275,000	—	97,999	147,835	166,400	47,364	4,400	738,997
Nancy J. Shemwell	2007	275,000	50,000	109,680	218,647	185,900	—	4,400	843,627
David Cox	2007	232,692	—	—	175,184	113,100	—	4,400	525,377

(1)             These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock award). This column represents the dollar amount recognized for financial statement reporting purposes for the fiscal 2007 for awards of restricted stock granted to each of the Named Executive Officers in 2007 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the Named Executive Officers in 2007. For additional information, see Note 14 of our financial statements in the Form 10-K for the year ended July 1, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on stock awards granted in 2007.

(2)             These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for stock options granted to each of the Named Executive Officers in 2007 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of the Named Executive Officers in 2007. For additional information on the valuation assumptions underlying the value of these awards for the 2007 grants, see Note 14 of our financial statements in the Form 10-K for the year ended July 1, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on options granted in 2007.

(3)             A $4,400 401(k) match is included for each Named Executive Officer.

(4)             Amount in All Other Compensation includes $6,000 for additional medical benefits, $4,400 for 401K match, $1,872 in medical premiums, and $3,829 in club dues and miscellaneous items.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2007, which ended on July 1, 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2007 Year-End Table on the following page.

Grants of Plan-Based Awards For Fiscal 2007

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts			Number of	Number of	or Base	of Stock
		Under Non-Equity Incentive			Shares of	Securities	Price of	and
		Plan Awards			Stock or	Underlying	Option	Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/share)	($)(1)
Thomas W. Steipp	8/11/2006				50,000			344,000
	8/11/2006					100,000	6.88	264,968
		178,125	356,250	712,500
William Slater	8/11/2006				32,500			223,600
	8/11/2006					65,000	6.88	172,229
		80,000	160,000	320,000
Bruce Bromage	8/11/2006				22,500			154,800
	8/11/2006					45,000	6.88	119,235
		68,750	137,500	275,000
Nancy J. Shemwell	8/11/2006				22,500			154,800
	8/11/2006					45,000	6.88	119,235
		68,750	137,500	275,000
David Cox	10/30/2006					50,000	8.46	169,230
		55,625	111,250	222,500

(1)          These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock award). The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 14 of our financial statements in the Form 10-K for the year ended July 1, 2007, as filed with the SEC.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007, which ended on July 1, 2007.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas W. Steipp	57,562	—	5.83	8/27/09
	109,905	—	4.33	6/7/12
	160,000	—	9.75	4/7/14
	75,000	75,000	7.25	8/6/14
	20,000	60,000	9.42	8/4/10
	—	100,000	6.88	8/11/11
					20,250	170,100
					50,000	420,000
William Slater	4,406	—	4.33	6/7/12
	60,000	—	9.75	4/7/14
	32,500	32,500	7.25	8/6/14
	8,750	26,250	9.42	8/4/10
	—	65,000	6.88	8/11/11
					9,000	75,600
					32,500	273,000
Bruce Bromage	20,000	—	5.02	5/24/12
	35,000	—	5.02	5/24/12
	40,000	—	9.75	4/7/14
	17,500	17,500	7.25	8/6/14
	6,250	18,750	9.42	8/4/10
	—	45,000	6.88	8/11/11
					6,000	50,400
					22,500	189,000
Nancy J. Shemwell	55,000	55,000	9.54	9/13/14
	6,250	18,750	9.42	8/4/10
	—	45,000	6.88	8/11/11
					6,000	50,400
					22,500	189,000
David Cox	18,750	56,250	7.98	4/5/11
	—	50,000	8.46	10/30/11

(1)          Value is based on the closing price of Symmetricom’s common stock of $8.40 on June 29, 2007, as reported on the Nasdaq Stock Market LLC.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during fiscal 2007, which ended on July 1, 2007.

Option Exercises and Stock Vested For Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas W. Steipp	78,537	251,366	6,750	46,575
William Slater	—	—	3,000	20,700
Bruce Bromage	—	—	2,000	13,800
Nancy J. Shemwell	—	—	2,000	13,800
David Cox	—	—	—	—

(1)          The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)          The value realized equals the fair market value of our common stock on the vesting date, multiplied by the number of shares that vested.

Nonqualified Deferred Compensation

The following table shows Nonqualified Deferred Compensation information for the Named Executive Officers.

Nonqualified Deferred Compensation For Fiscal 2007

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas W. Steipp	—	28,664	—	181,027
William Slater	30,551	40,806	—	319,184
Bruce Bromage	77,145	47,364	—	325,327
Nancy J. Shemwell	—	—	—	—
David Cox	—	—	—	—

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of July 1, 2007 with respect to compensation plans under which our equity securities are authorized for issuance.

Equity Compensation Plan Information
As of July 1, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,091,183	$7.69	3,040,789
Equity compensation plans not approved by security holders	—	$—	—
Total	5,091,183	$7.69	3,040,789

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
CHANGE-IN-CONTROL ARRANGEMENTS

Employment and Executive Severance Agreement with Thomas W. Steipp

On September 10, 2007, we entered an employment and executive severance agreement with Thomas W. Steipp. The agreement consolidates, supersedes and replaces the previous employment agreement and previous change of control agreement with Mr. Steipp, each dated as of July 1, 2001 and filed with the SEC on September 20, 2001. The Board believes that it is in our best interest and the best interest of our stockholders to provide our Chief Executive Officer with the benefits contained in the agreement to retain his services.

The employment and executive severance agreement provides for an initial term of employment through December 31, 2007 and is automatically renewable for one-year terms on an annual basis. Mr. Steipp’s annual base salary for fiscal 2007 was $475,000 and he is eligible to receive up to 75% of his base salary as target incentive compensation, as determined by the Compensation Committee. Mr. Steipp has the same eligibility to participate in our current stock option plan and in future stock option plans as other executives.

Mr. Steipp’s agreement provides that, in the event of his termination by us without cause or by Mr. Steipp for good reason, absent a change of control:

•       we will pay Mr. Steipp a lump sum payment equal to his then annual base salary and 100% of his target bonus for the prior year,

•       we will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of 18 months following such date, or the date that he and his dependents are covered by comparable plans by another employer,

•       one third of the unvested stock options and one third of the unvested restricted stock then held by Mr. Steipp will immediately vest, and Mr. Steipp will have until the first anniversary of the date of termination to exercise such options, and

•       we will forgive certain indebtedness of Mr. Steipp to us as described under “Loans to Thomas W. Steipp” below.

The agreement provides for the following benefits upon the occurrence of certain termination events within 12 months following a change of control of our company:

•       we will pay Mr. Steipp a lump sum equal to three times the sum of his then base salary and 100% of his target bonus for the prior year,

•       all of Mr. Steipp’s outstanding unvested stock options and restricted stock will immediately vest, and

•       we will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of 18 months following such date, or the date that he and his dependents are covered by comparable plans by another employer.

The above rights are triggered by a termination of Mr. Steipp within 12 months following a change of control where the termination results from: (i) an involuntary termination by us without cause, (ii) death or disability, or (iii) a voluntary termination by Mr. Steipp for good reason. Good reason includes a significant reduction in authority or duties, the relocation of Mr. Steipp’s principal place of employment more than 30 miles from his current residence, or a reduction in the base salary, incentive compensation, equity compensation, or other benefits received prior to the change of control.

Mr. Steipp’s agreement further provides for gross-up payments to Mr. Steipp in the event he is subject to the tax code’s excise tax on so-called excess parachute payments. For purposes of the agreement, a change of control includes (1) the sale or disposition of all, or substantially all, of our assets substantially as an entirety to a person, entity or group acting in concert; (2) any transaction or series of related transactions by which a person, entity or group becomes the beneficial owner of 45% or more of the aggregate voting power of all classes of our common stock, unless such entity is one of our subsidiaries, an entity formed by us to hold such securities, or one of our employee stock ownership plans; (3) certain changes in the composition of our board of directors occurring within a two-year period; or (4) a merger or consolidation of us with any other company in which our stockholders immediately before the transaction own less then 55% of the outstanding voting securities of the surviving entity, or its parent, immediately after the transaction.

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Steipp’s employment following a change in control, by the Company without cause or by Mr. Steipp for good reason, in each case assuming his employment had been terminated on July 1, 2007:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
Tom Steipp(1)	$1,425,000	$1,068,750	$25,506	$65,677	$828,350	$3,413,283

(1)          Because the value of Mr. Steipp’s change-in-control severance payments and benefits does not exceed three-times his “base amount” within the meaning of Section 280G of the tax code, Mr. Steipp will not be subject to excise taxation under Section 4999 of the tax code and will not be paid an excise tax gross-up. Mr. Steipp’s change-in-control severance payments and benefits were valued assuming (1) a 4.7% risk free rate, (2) 46.7% stock option volatility, and (3) 4.91% and 4.89% short-term and mid-term applicable federal rates respectively. All equity grants were assumed to be not contingent on a change-in-control, within the meaning of Section 280G of the tax code and the regulations promulgated thereunder.

Loans to Thomas W. Steipp

In March 1998, in connection with his acceptance of employment with us and the related relocation of his personal residence, Mr. Steipp borrowed $400,000 from us pursuant to a Promissory Note Secured by Deed of Trust bearing interest at the rate of 6% per year (the “Interest Bearing Note”) and $500,000 pursuant to a separate Promissory Note Secured by Deed of Trust that is interest free (the “Interest Free Note”). By their terms both the Interest Bearing Note and the Interest Free Note become fully due and payable upon the earliest to occur of: (i) five days after Mr. Steipp’s voluntary resignation or termination for good cause; (ii) 360 days after Mr. Steipp’s termination by us without good cause; (iii) on the date of transfer of Mr. Steipp’s principal residence, under certain circumstances; or (iv) on March 25, 2008. The Interest Free Note is secured by a deed of trust on Mr. Steipp’s principal residence, and the Interest Bearing Note was secured by a second deed of trust on Mr. Steipp’s principal residence. The principal and interest on the Interest Bearing Loan was forgiven at the end of June 2001. The Interest Free Note does not provide for such forgiveness. However, Mr. Steipp’s employment and executive severance agreement provides that we will forgive any remaining amounts due on the Interest Free Note if Mr. Steipp is terminated without cause or voluntarily resigns for good reason, and within 30 days of such forgiveness of indebtedness, we will pay Mr. Steipp in a single lump sum a gross-up amount for payment of taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the forgiveness of indebtedness.

In February 2001, pursuant to our then senior executive loan plan, we loaned Mr. Steipp $555,000 and Mr. Steipp delivered to us a full-recourse promissory note in the amount of $555,000. This note accrued interest at an annual rate of 7.75%. Interest payments were due annually and the entire principal balance was due and payable on January 31, 2006. The note was secured by the Company common stock pledged by Mr. Steipp. The entire principal balance was paid in fiscal year 2005.

As of July 1, 2007, the entire amount of the $500,000 Interest Free Note was outstanding.

Change of Control Agreements with William Slater, Nancy J. Shemwell, Bruce K. Bromage, and David Cox

The company has entered an executive severance benefits agreement with each of the above officers of the company. As previously disclosed, Ms. Shemwell’s employment with the Company terminated effective October 12, 2007. The executive severance benefits agreement with each executive officer provides that if at any time prior to a change of control of the company or more than twelve months following a change of control of the company, such executive officer’s employment is terminated by the company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits: (1) base salary for six, nine or twelve months depending on the length of the executive officer’s employment by the company; (2) the executive officer’s target bonus for the fiscal year during which the termination occurs prorated by six, nine or twelve months depending on the length of the executive officer’s employment with the company; and (3) health benefits for the executive officer and his or her dependents for six, nine or twelve months depending on the length of the executive officer’s employment by the company (or the earlier expiration of the COBRA continuation period). The agreement also provides that if at any time within twelve months following a change of control of the company, the executive officer’s employment is terminated by the company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits: (1) base salary for twelve months; (2) the sum of (a) the executive officer’s target annual bonus for the fiscal year during which the termination occurs prorated by the portion of the fiscal year that the executive officer was employed by the company plus (b) the full target annual bonus for such fiscal year; (3) immediate vesting of any unvested stock option or other stock awards; and (4) health benefits for the executive officer and his or her dependents for twelve months (or the earlier expiration of the COBRA continuation period).

For purposes of these agreements, a change of control includes the acquisition, directly or indirectly, by any person or group of 50% or more of the combined voting power of the company’s then outstanding securities, other than an acquisition by (1) a fiduciary of one of the company’s employee benefit plans or (2) the company or a corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of the stock of the company; however, an acquisition of company securities by the company that causes any person or group to own 50% or more of the combined voting power of the company’s then outstanding securities will not constitute a change of control unless such person or group becomes the beneficial owner of any additional voting securities of the company following such acquisition. A change of control also includes a merger or other reorganization, the sale or other disposition of all or substantially all of the company’s assets or the acquisition of assets or stock of another entity, unless the company’s voting securities outstanding immediately before the transaction continue to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 1, 2007:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
William Slater	$320,000	$160,000	$17,004	$44,024	$484,775	$1,025,803
Bruce Bromage	275,000	137,500	21,892	41,006	307,925	783,323
Nancy Shemwell	275,000	178,750	11,854	42,307	307,800	815,711
David Cox	250,000	125,000	11,710	10,082	23,625	420,417

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee is responsible for reviewing and approving in advance any substantive related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is accessible on our website at http://www.symmetricom.com, in the section titled, “Investor Relations” under the subsection titled, “Charters and Policies.” A copy of the Audit Committee charter is also provided in Appendix A to this proxy statement.

To help identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

In addition, our code of business conduct and ethics establishes the corporate standards of behavior for all our employees and officers, including the requirement to identify conflicts of interest. The code of conduct is available on our website at http://www.symmetricom.com, in the section titled, “Investors” under the subsection titled, “Charters and Policies.” Our code of conduct requires any employee, officer or director who becomes aware of a potential or actual conflict of interest to disclose it promptly to a supervisor or the chief executive officer or chief financial officer. In addition, our code of conduct requires any person who becomes aware of any departure from the standards in our code of conduct to report his or her knowledge promptly to their supervisor.

Related Party Transactions

There were no related party transactions in fiscal 2007.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended July 1, 2007, which include the consolidated balance sheets of the Company as of July 2, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years for the period ended July 1, 2007, July 2, 2006 and July 3, 2005 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended July 1, 2007 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Members of the Audit Committee
Robert M. Neumeister Jr., Chair
Alfred F. Boschulte
Elizabeth A. Fetter

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2007 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2007, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ WILLIAM SLATER
William Slater
Corporate Secretary
Dated: October 16, 2007

APPENDIX A:

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purposes

The purpose of the Audit Committee of the Board of Directors of Symmetricom, Inc., a Delaware corporation (the “Company”), shall be to:

1.                Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

2.                Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

3.                Prepare the reports that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

4.                Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

5.                Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

Each member will be an independent director, as defined in the rules of the (i) NASDAQ and (ii) SEC; Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

The responsibilities of the Audit Committee shall include:

1.                Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review (i) the adequacy of such controls; (ii) policies regarding information technology and management information systems; and (iii) before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2.                Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3.                Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4.                Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

5.                Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

6.                Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

7.                Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

8.                Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

9.                Overseeing compliance with the requirements of the SEC for disclosure of independent auditor’s services and audit committee members, member qualifications and activities;

10.         Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

11.         Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12.         Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13.         Providing oversight and review at least annually of the Company’s risk management policies, including review of the Company’s investment policies and performance for cash and short-term investments;

A-2

14.         If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

15.         As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

16.         Reviewing and approving in advance any proposed, substantive related party transactions;

17.         Reviewing its own charter, structure, processes and membership requirements;

18.         Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

19.         Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet separately with the Company’s president and separately with the Company’s chief financial officer at such times as are appropriate to review the financial controls of the Company. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

Compensation

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

A-3

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SYMMETRICOM, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Symmetricom, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 16, 2007, and hereby appoints Thomas W. Steipp and William Slater, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on November 16, 2007, at 10:00 a.m., at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

Please mark
						your votes as	☒
indicated in
this example

	FOR all	WITHHOLD
	nominees	Authority
	listed below	to vote for
	(except	all nominees
	as indicated)	listed			FOR	AGAINST	ABSTAIN
1. Election of Directors If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:	☐	☐	2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year.	☐	☐	☐

Robert T. Clarkson Thomas W. Steipp Alfred Boschulte James A. Chiddix Elizabeth A. Fetter Robert J. Stanzione Robert M. Neumeister Jr. Dr. Richard W. Oliver Richard N. Snyder			3.	And upon such other matters that may properly come before the meeting and any adjournment(s) thereof.	☐	☐	☐

Signature	Signature	Dated:	,	2007

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)